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                                                                    EXHIBIT 10.3

                                   BELK, INC.
                              ANNUAL INCENTIVE PLAN

      The Belk, Inc. ("Company") Annual Incentive Plan is set forth in this document and the Bonus Eligible Associate Compensation Guidelines attached to this document as Exhibit A and shall be effective beginning with the fiscal year ending in January 2006.

                                 ADMINISTRATION

      The Annual Incentive Plan shall be administered by the Compensation Committee of the Board of Directors ("Compensation Committee"), each member of which is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code.

                                   ELIGIBILITY

      Employees who are deemed to be key employees by the Compensation Committee in its sole discretion shall be eligible to be participants in the Annual Incentive Plan for any fiscal year.

                               PERFORMANCE GOALS

      The Compensation Committee shall establish performance goals for each participant for a fiscal year no later than 90 days after the beginning of such year. The performance goals for each participant may be different and, further, each participant's performance goals may be based on different business criteria, as referenced in the attached Bonus Eligible Associate Compensation Guidelines. However, all performance goals for a participant who is a covered employee (within the meaning of Section 162(m) of the Internal Revenue Code) shall be based on one or both of the following business criteria as applied to the Company or any division, department or other part of the Company: (1) sales and (2) normalized earnings before interest and taxes.

      The Compensation Committee no later than 90 days after the beginning of each fiscal year shall establish objective rules for determining whether each participant's performance goals for such fiscal year have been satisfied. Further, in determining whether the performance goals have been satisfied, the Compensation Committee may look at the performance of the Company as constituted on the first day of the fiscal year, the last day of the fiscal year, or either such date if there is an acquisition, disposition, or other corporate transaction involving the Company during such fiscal year.

      A bonus shall be paid to a participant under the Annual Incentive Plan for a fiscal year only to the extent the participant satisfies his or her performance goals for the bonus for such fiscal year and the Compensation Committee shall certify the extent, if any, to which a participant has satisfied his or her performance goals for a fiscal year. Finally, the Compensation Committee shall have the discretion to reduce (but not to increase) the bonus payable under the Annual Incentive Plan to any participant if the Compensation Committee for any reason deems such reduction appropriate under the circumstances.

                              MAXIMUM BONUS ACCOUNT

      The maximum annual bonus payable under the Annual Incentive Plan to any participant for any fiscal year is $1,500,000.

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                        INTERNAL REVENUE CODE SECTION 162(m)

      The Compensation Committee intends for the bonus payable under the Annual Incentive Plan to a participant who is a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code to be deductible under such section and for these Administrative Rules to be construed to effect such intent.

                            AMENDMENT AND TERMINATION

      The Compensation Committee has the power to amend the Annual Incentive Plan from time to time as the Compensation Committee deems necessary or appropriate and to terminate the plan if the Compensation Committee deems such termination is in our best interest.

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                                    EXHIBIT A

                      BONUS ELIGIBLE ASSOCIATE COMPENSATION
                                   GUIDELINES
                                      FY06

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PURPOSE OF       The purpose of the bonus plan is to pay for performance by
BONUS rewarding those who achieve their financial objectives versus plan.

BONUS            To be eligible for a bonus, the following criteria must be met:
ELIGIBILITY
                 -     The position must be a bonus eligible position.

                 - New hires/new bonus eligible associates must be assigned to a store, division, area or department for a minimum of three months/13 weeks of THE FISCAL YEAR.

                 - All associates must achieve a "Good" rating or better on the performance appraisal.

BONUS            -     Actual bonus percent payout will be calculated at the
CALCULATIONS           nearest 10th of plan attainment (ROUNDED DOWN).

                 - All bonus calculations will be prorated based upon number of weeks assigned to that store, division, area, or department. For example, for every week that a new store manager has been in the position, he/she will receive 1/52th of the bonus they would have normally received had they been in the position for one year. If a manager has been in a store for 26 weeks, then his bonus would be pro-rated by 26/52 or 50% of the total bonus amount.

                 - New Hires will be evaluated against plan for the ENTIRE FISCAL YEAR of the store, division, area or department they are in and prorated for the number of weeks that they are actually in the position.

                       For Merchandising and Planning & Allocation associates, the following procedure should be used for setting Sales, Gross Margin $, Gross Margin %, and Turnover Goals on Section A of the Performance Appraisal:

                        - Use the MAP plan from the "I" (Initial) plan for Spring to establish MID-YEAR GOALS. This plan should be in place by Jan. 1.

                        - Use the MAP plan from the "I" (Initial) plan for Fall to establish YEAR-END GOALS. This plan should be in place by July 1.

                        - Associates will be evaluated at year-end based on year-end actual results versus the "I" (Initial) Plan.

                       For BSS non-merchandising executives & for bonus eligible associates in the division, use the Revised Original Budget to establish "plan" for sales, DCP, EBIT, payroll, and other financial measurements.

                 - Associates with over 12 months service with Belk will be evaluated against plan for each FULL MONTH they are in the assignment.

BONUS            Each bonus eligible position has a trigger or triggers. A
TRIGGERS         trigger is a predefined financial achievement that must be reached to be eligible for any portion of a bonus.

                 - For all executives (exceptions listed below), Total Belk must achieve 90% of EBIT as reflected on line T015 of the income statement.

                 - For Division/Store/Salon executives (excluding Chairman & DOS), the division, region, store or salon must achieve 95.0% of DIRECT CONTROLLABLE NET PROFIT $ plan as reflected on line T006 of the income statement.

                 - For BSS Merchants and Planning & Allocation (excluding President of Merchandising, GMM, EVP & SVP) associates must achieve their gross margin % goal within 150 basis points.

                 DUAL TRIGGER POSITIONS

                 - EVP GMM and EVP Private Brands have additional trigger to achieve 100 basis points of Individual MAP GM% Rate Plan.

                 - SVP Allocation has additional trigger to achieve 75 basis points of Total MAP GM% Rate Plan.

                 - Division Chairman and SVP Director of Stores have additional trigger of 90% Total EBIT.

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LEAVE            -     Bonus eligible associates that have taken a Leave of
OF ABSENCE             Absence will not be prorated for the first 12 weeks of a
                       Leave of Absence. This time frame taken on leave will be included in the financial data pulled for bonus calculation.

                 - For leaves greater than 12 weeks, the bonus will be prorated for the number of weeks in position minus number of weeks taken on leave IN EXCESS of 12 weeks. This time frame taken on leave will not be included in the financial data pulled for bonus calculation.

TRANSFERS &      -     The associate will be evaluated on store, division,
PROMOTIONS             area, or department results during the time period they
                       are in the store, division, area, or department.

                 - Before an associate is transferred or promoted, a performance evaluation should be completed using the planned results for the months the associate was in the original position.

                 - If an earned bonus is due, it should be prorated for the number of weeks employed in that position and will be calculated for that time period with the LAST salary earned AT THAT POSITION.

                 - EARNED BONUS WILL BE AWARDED DURING THE SAME TIME FRAME AS OTHER BONUS ELIGIBLE ASSOCIATES.

                 - At the start of the second job, a performance evaluation should be completed in which the goals for the remaining weeks of the year are reviewed with the associate.

                 - The associate will be held accountable for these goals as it relates to bonus eligibility.

FORFEITURE             -     An associate who voluntarily terminates employment
OF BONUS                     prior to the end of the fiscal year or who is
                             terminated for cause will forfeit the award as will anyone no longer employed at the time the awards are actually paid. Exceptions are in the case of death or total and permanent disability or retirement. If an associate retires, all bonus calculations will be prorated based upon time assigned to store, division, area, or department.
                             Retirees will receive any bonus due during the same time frame as other bonus eligible associates.

                       - An associate that has a current written disciplinary warning, signed by the associate (or witness) and supervisor, with time frames, at the time bonuses are awarded, will not be eligible for an award.